EXHIBIT 16.2

[LETTERHEAD]

September 20, 2007

Securities and Exchange Commission
100 "F" Street, N.E.
Washington, D.C.

Gentlemen:

We have read and agree with the comments in Item 4 of Form 8-K of Boulder Capital Opportunities II, Inc. dated September 20, 2007.

Very truly yours,

/s/ Jaspers + Hall, PC
Jaspers + Hall, PC